Exhibit 10.21
AMENDMENT NUMBER ONE
TO THE
FLOWSERVE CORPORATION ANNUAL INCENTIVE PLAN
     THIS AMENDMENT NUMBER ONE TO THE FLOWSERVE CORPORATION ANNUAL INCENTIVE PLAN (this “Amendment”), dated as of December 18, 2008 is made and entered into by Flowserve Corporation, a New York corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Flowserve Corporation Annual Incentive Plan (the “Plan”).
RECITALS
     WHEREAS, Section 10 of the Plan provides that the Company may amend the Plan from time to time; and
     WHEREAS, the Company desires to amend the Plan to modify the definition of “Eligible Earnings” for purposes of the Plan, change the timing of payment provisions of the Plan, and clarify the adjustment of Final Awards.
     NOW, THEREFORE, in accordance with Section 10 of the Plan, the Company hereby amends the Plan as follows:
     1. Effective January 1, 2008, Section 5.3(e) of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 5.3(e):
               Section 5.3(d) The Company shall deny payment of calculated Final Awards under the Plan for any Participant who the Committee or its delegate, in their sole and absolute discretion, determines has failed to meet expectations as determined through the annual performance management process for any Performance Period. The Company shall reduce a calculated Final Award under the Plan by fifty percent (50%) for any Participant who the Committee or its delegate, in their sole and absolute discretion, determines needs improvement as determined through the annual performance management process for any Performance Period. Provided, however, the Committee or its delegate, in its sole and absolute discretion, may elect to waive the application of this Section 5.3(d) based on the particular facts and circumstances with respect to any Participant for any Performance Period.
     2. Effective January 1, 2009, Section 2.12 of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 2.12:
     Section 2.12 Eligible Earnings means (i) base salary; (ii) overtime pay for United States and Canadian-based Employees; and (iii) actual premium pay for United States and Canadian-based Employees. “Eligible Earnings” excludes all amounts not otherwise enumerated in this Section 2.12, including, without limitation:
     (A) Annual Incentive Plan awards for prior years,
     (B) Long-Term Incentive Plan awards,
     (C) commissions,
     (D) discretionary and non-discretionary bonuses,
     (E) accrued vacation pay or paid leave,

     (F) long-term disability pay,
     (G) severance pay,
     (H) expense reimbursements,
     (I) car allowances,
     (J) tax/financial planning reimbursements,
     (K) club dues, and
     (L) foreign service allowances.
     3. Effective January 1, 2009, Section 6.1 of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 6.1:
     Section 6.1 Form and Timing of Payment. Each Participant’s Final Award shall be paid in one lump sum, between the 17th day of the third month and the 1st day of the fifth month following the end of the Performance Period; provided, however, that the payment of a Final Award may be reduced or otherwise offset to satisfy any outstanding debt or obligation owed by the Participant to the Company or an Affiliate.
     4. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
* * * * * * * * *
     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Its: Senior Vice President, Secretary and General Counsel

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